EXHIBIT 10.1(c)

                                    ADDENDUM

               EXPANSION OF LICENSE AUTHORITY TO LICENSED PRODUCTS

WHEREAS, the Parties hereto, Traptec Corporation, licensor, and On Alert Systems, Inc., licensee having executed this Conditional License Agreement on September 29, 2003, and have extended this agreement until March 5, 2005, do hereby agree to the following expansion of this agreement as follows:

The previous date of March 5, 2005 is now extended until January 2, 2010.

Non-exclusive license to market all previously licensed products as well as all new products developed by licensor or any licensee of licensor, including the marketing of products under licensor's distributorship agreement with World Wide Eyes, LLC.

Exhibit "A" is hereby expanded to include all of the additional provisional patents, patent pending, issued patents, continuations in part, concepts, designs and all other properties developed by the licensor. These properties include but are not limited to the following:

U. S. Patent No. 6,600,417, Graffiti detection system and method of detecting same. July 29, 2003.

U. S. Patent No. 6,288,643, Graffiti detection system and method of detecting same. September 11, 2001.

U. S. Patent App. 10/627,478

U. S. Patent No. 6,281,787 B1, Vehicle Tire Leak Detection System and method of using same. August 28, 2001.


Additional concepts and Trademarks owned or that are being developed by Traptec and to be covered under this Agreement include:

         BioTrap
         GroundSounder
         MineEliminator
         SafeSky
         ShotsFired
         SniperSpotter
         FlatFlash

One half (1/2) of all paid invoices related to marketing expenditures by licensee shall be repaid out of Licensor's share of the profits.

License fee under 3.1 is hereby amended so that to maintain this license after one year from today's date, that is, as of April 14, 2005, the minimum annual fee to be paid to Licensor shall be no less than $ 50,000. Thereafter, If there are no quarterly payments from income, the minimum quarterly fee shall be $25,000, to be paid in quarterly payments as set out in 3.3 of this agreement. Thus, the minimum annual fee to maintain this license is $100,000 paid quarterly after the first full year.





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Under 2.1 Protection of Rights, it is the Licensor's  responsibility to maintain the patents. In the event Licensor fails to properly protect the patents, Licensee at its option, may expend whatever funds are necessary to pay required fees, and/or file protective litigation. All such expenditures (fees, attorney expenses, experts, court costs etc.) by licensee shall be repaid in full with a 20% bonus, to be deducted from licensor's share of income.

SO AGREED AS OF APRIL 14, 2004.

TRAPTEC CORPORATION



/s/ George H. Lerg
--------------------------------
George H. Lerg, President & CEO


ON ALERT SYSTEMS, INC.


/s/ William C. Robinson
-------------------------------
William C. Robinson, CEO















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